Exhibit 99.1

Smithfield Foods Announces Pricing of $225 Million Senior Secured Notes Offering

SMITHFIELD, Va., August 7, 2009 /PRNewswire-FirstCall via COMTEX News Network/ — Smithfield Foods, Inc. (NYSE: SFD) announced today that it has priced an offering of senior secured notes due July 2014. The notes will have an interest rate of 10% per annum and will be issued at a price equal to 104% of their face value, plus accrued interest from July 2, 2009 to the closing date. The notes will have identical terms and conditions, other than issue date and issue price, as the $625 million of 10% senior secured notes due 2014 issued by the Company on July 2, 2009. The Company intends to use the proceeds from the notes offering, together with other available cash, to repay other outstanding indebtedness.

The sale of the notes is expected to be consummated on August 14, 2009, subject to customary closing conditions.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933.

The notes will be guaranteed by substantially all of the U.S. subsidiaries of the company. The notes and guarantees will be secured by first-priority liens, subject to permitted liens and exceptions for excluded assets, in substantially all of the Company’s and its subsidiary guarantors’ fixed assets, including certain real property, fixtures and equipment and tangible personal property, and by second-priority liens, subject to permitted liens, in substantially all of the Company’s and its subsidiary guarantors’ cash and cash equivalents, certain material intellectual property, the common equity of the subsidiary guarantors, inventory, accounts receivable and other personal property relating to such inventory and accounts receivable.

The notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

This news release contains “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements includes statements concerning the Company’s outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company’s forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the ability to consummate the transactions described in this press release, availability and prices of live hogs, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, the inability to refinance or otherwise amend the Company’s existing indebtedness on terms favorable to the Company or at all, hedging risk, operating efficiencies, changes in interest rate and foreign currency exchange rates, access to capital, the investment performance of the Company’s pension plan assets and the availability of legislative funding relief, the cost of compliance with environmental and health standards, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, the Company’s ability to effectively restructure portions of its operations and achieve cost savings from such restructurings and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for fiscal 2009. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.